UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2024

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Crosby Drive, Suite 100

Bedford, MA 01730

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 15, 2019, Pulmatrix, Inc. (the “Company”) and Pulmatrix Operating Company, Inc. entered into a Development and Commercialization Agreement (as amended on May 3, 2019 and November 8, 2021, the “Cipla Agreement”) with Cipla Technologies LLC (“Cipla” and together with the Company and Pulmatrix Operating Company, Inc., the “Parties”), for the co-development and commercialization, on a worldwide exclusive basis, of Pulmazole (PUR1900), the Company’s inhaled iSPERSE drug delivery system (the “Product”) enabled formulation of the antifungal drug, itraconazole, for the treatment of all pulmonary indications, including allergic bronchopulmonary aspergillosis in patients with asthma.

On January 6, 2024 (the “Effective Date”), the Parties entered into the third amendment to the Cipla Agreement (the “Third Amendment”), which terminates the Phase 2b clinical study (the “Phase 2b Clinical Study”) of the Product and makes certain related modifications to the Cipla Agreement. The Third Amendment, among other things, provides that all development and commercialization activities with respect to the Product in all countries outside the United States (such countries, the “Cipla Territory”) will be conducted exclusively by Cipla, with all such development and commercialization expenses of the Product in the Cipla Territory incurred after the Effective Date to be borne at Cipla’s sole cost and expense.

Additionally, during the period commencing on the Effective Date and ending on July 30, 2024, the Company has agreed to use commercially reasonable efforts to immediately close enrollment for the Phase 2b Clinical Study and to terminate the Phase 2b Clinical Study as soon as reasonably possible. In connection with the termination of the Phase 2b Clinical Study (the “Development Wind Down Plan”), the Company and Cipla will each be responsible for (i) 60% and 40%, respectively, of the Company’s overhead costs and the time spent by the Company’s employees and consultants on development of the Product (the “Direct Costs”) associated with the Development Wind Down Plan, and (ii) 50% each for all of the other development costs that are not Direct Costs (the “Non-Direct Costs”) associated with the Development Wind Down Plan. The Company has agreed to work to immediately reduce all Non-Direct Costs to the minimum amount necessary to terminate the Phase 2b Clinical Study, including through the termination of contract research organization sites and other agreements, and to assign and/or transfer to Cipla all relevant contracts, regulatory documents, product data and other similar documents required for the continued development of the Product, among others.

The foregoing is only a summary of the material terms of the Third Amendment and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2024, the Company issued a press release (the “Press Release”) regarding its entry into the Third Amendment and the termination of the Phase 2b Clinical Study, which is attached hereto as Exhibit 99.1. The Press Release additionally contains certain preliminary selected financial information for the year ended December 31, 2023.

The preliminary selected financial results reported by the Company are unaudited, subject to adjustment, and in accordance with General Instruction B.2 of Form 8-K, being furnished pursuant to Item 2.02 and thus shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2024, the Company and Teofilo Raad entered into a letter agreement (the “Letter Agreement”), pursuant to which Mr. Raad shall be granted a retention bonus of $170,000 per quarter, for each of the full calendar quarters ending March 31, 2024 and June 30, 2024, respectively, less applicable payroll and other tax withholdings (such bonus, the “Retention Bonus”). Pursuant to the Letter Agreement, Mr. Raad must be employed by the Company on the last day of such applicable calendar quarter unless Mr. Raad’s employment is terminated on the closing date of a potential acquisition of the Company by an unrelated third party, merger by the Company with or into an unrelated third party or other liquidation event (such closing date, the “Retention Date”), in which case, Mr. Raad shall receive the full Retention Bonus for the calendar quarter in which the Retention Date occurs.

Notwithstanding the foregoing, if Mr. Raad’s employment with the Company is terminated by the Company without Cause (as defined in the Amended and Restated Executive Employment Agreement by and between Mr. Raad and the Company dated June 28, 2019, as amended) prior to the Retention Date, or due to death or disability, then the Company shall pay to Mr. Raad the full Retention Bonus with respect to the calendar quarter of such termination, subject to the receipt of a release of claims by the Company (the “Release”). The Company shall not be obligated to pay the Retention Bonus if (i) Mr. Raad terminates his employment with the Company prior to the Retention Date, (ii) the Company terminates Mr. Raad’s employment prior to the Retention Date for Cause, or (iii) Mr. Raad’s employment is terminated due to his death, disability or by the Company without Cause, and a Release has not been received.

The foregoing is only a summary of the material terms of the Letter Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Letter Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company also intends, from time to time, to present and/or distribute to the investment community and utilize at various industry and other conferences a slide presentation, which is attached hereto as Exhibit 99.2. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.2, being furnished pursuant to Item 7.01, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On January 8, 2024, the Company issued the Press Release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference (excluding the portions of Exhibit 99.1 that are furnished and not deemed “filed” pursuant to Item 2.02 of this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Third Amendment to Development and Commercialization Agreement, dated January 6, 2024, by and between the Company, Pulmatrix Operating Company, Inc., and Cipla Technologies LLC
10.2	Letter Agreement, dated January 6, 2024, by and between Teofilo Raad and the Company
99.1**	Press Release, dated January 8, 2024
99.2	Investor Presentation (furnished herewith pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the Securities and Exchange Commission upon its request.

** Certain information within this exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: January 8, 2024	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer